UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SOLID BIOSCIENCES INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 13, 2019

Dear Stockholders,

You are cordially invited to attend the 2019 annual meeting of stockholders (the “Annual Meeting”) of Solid Biosciences Inc. (the “Company”), which will be held on June 13, 2019 at 1:00 PM Eastern Time, at the offices of the Company, 141 Portland Street, 5th Floor, Cambridge, MA 02139, to consider and vote upon the following proposals:

1.	The election of four Class I Directors, Robert Huffines, Adam Koppel, Sukumar Nagendran and Rajeev Shah (the “Director Nominees”), to our Board of Directors (the “Board”), each to serve until the 2022 annual meeting of stockholders and until the election and qualification of his successor (the “Director Proposal”);
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (the “Auditor Proposal”); and
3.	The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Board has fixed the close of business on April 16, 2019 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of that meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about May 3, 2019, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2018 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ending December 31, 2018. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2018 Annual Report to Stockholders. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2018 Annual Report to Stockholders by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, please vote as soon as possible by submitting your proxy via the Internet or telephone as indicated on the proxy card or by signing, dating and returning the proxy card. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.

BY ORDER OF THE BOARD OF DIRECTORS

Ilan Ganot
Co-Founder, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 13, 2019:

This proxy statement, the accompanying proxy card or voting instruction card and our 2018 Annual Report to Stockholders are available at: http://materials.proxyvote.com/83422E. These documents are also available to any stockholder who wishes to receive a paper copy by calling 617-337-4680 or emailing investors@solidbio.com.

Solid Biosciences Inc.

Proxy Statement

Page No.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS	1
PROPOSAL NO. 1-ELECTION OF CLASS I DIRECTORS	5
CORPORATE GOVERNANCE	10
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	23
PRINCIPAL STOCKHOLDERS	29
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	34
PROPOSAL NO. 2-RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	35
HOUSEHOLDING	37
STOCKHOLDER PROPOSALS	38
OTHER MATTERS	39

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS

The following are some questions that you, as a holder of common stock of Solid Biosciences Inc. (the “Company”), may have regarding the 2019 annual meeting of stockholders (the “Annual Meeting”) of the Company and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the proposals.

Our Board of Directors (the “Board of Directors” or the “Board”) has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about May 3, 2019.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 13, 2019:

This proxy statement, the accompanying proxy card or voting instruction card and our 2018 Annual Report to Stockholders are available at: http://materials.proxyvote.com/83422E

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, except for exhibits thereto, without charge upon written request to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

In this proxy statement, the terms “we,” “us,” “our,” “the Company” refer to Solid Biosciences Inc. unless the context indicates otherwise.

THE ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held on June 13, 2019 at 1:00 PM Eastern Time, at the offices of the Company, 141 Portland Street, 5th Floor, Cambridge, MA 02139.

What proposals are the stockholders being asked to consider?

At the Annual Meeting, you will be asked to vote upon:

1.	The election of four Class I Directors, Robert Huffines, Adam Koppel, Sukumar Nagendran and Rajeev Shah (the “Director Nominees”), to our Board of Directors, each to serve until the 2022 annual meeting of stockholders and until the election and qualification of his successor (the “Director Proposal”);
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (the “Auditor Proposal”); and
3.	The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What are the recommendations of the Board?

The Board unanimously recommends that the stockholders vote “FOR” each of the Director Nominees and “FOR” the Auditor Proposal.

What is the Record Date for the Annual Meeting?

Holders of our common stock as of the close of business on April 16, 2019 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

Who can vote at the Annual Meeting?

Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Annual Meeting. There were 35,414,914 shares of our common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class.

What is the proxy card?

The proxy card enables you to appoint Ilan Ganot, Jennifer Ziolkowski and Lynette Herscha as your proxies at the Annual Meeting. By completing and returning or submitting the proxy card as described herein or in the Notice, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend completing and returning or submitting your proxy card before the Annual Meeting date in the event your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a bank, brokerage firm or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “stockholder of record” who may vote at the Annual Meeting, and we are sending these proxy materials or the Notice directly to you. You can vote by proxy over the Internet or telephone by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a bank, brokerage firm or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials or the Notice are being forwarded to you by your bank, broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from your bank, brokerage firm or other nominee holder. To obtain a valid proxy, you must make a special request of your bank, brokerage firm or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Annual Meeting.

What is the quorum required for the Annual Meeting?

The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting.

Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Annual Meeting?

•	The election of each Director Nominee requires the affirmative vote of a plurality of votes cast “FOR” the applicable seat on the Board of Directors.
•	The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

How do I vote?

Stockholders have four voting options. You may vote using one of the following methods:

1.	Internet. To vote by the Internet, please go to the following website: www.proxyvote.com and follow the instructions at that site for submitting your proxy electronically.
2.	Telephone. To vote by telephone, please call 1-800-690-6903 and follow the instructions provided on the proxy card.
3.	Mail. If you requested or received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.
4.	In Person. You may come to the Annual Meeting and cast your vote there. The Board recommends that you vote by proxy even if you plan to attend the Annual Meeting. If your shares of common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name”, and you wish to vote in person at the Annual Meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the Annual Meeting.

Telephone and Internet voting for stockholders of record will be available up until 11:59 PM Eastern Time on June 12, 2019, and mailed proxy cards must be received by June 12, 2019 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

If you do not vote by virtue of not being present in person or by proxy at the Annual Meeting, your shares will not be counted for purposes of determining the existence of a quorum.

Abstentions will be counted for the purpose of determining the existence of a quorum. However, they will have no effect on the Director Proposal. Abstentions will have the effect of a vote “AGAINST” the Auditor Proposal.

Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will be counted for the purpose of determining the existence of a quorum. The Director Proposal is a “non-routine” matter. If you do not instruct your bank, broker or other nominee how to vote with respect to the Director Proposal, your bank, broker or other nominee may not vote with respect to such proposal and those votes will be counted as broker non-votes. However, in tabulating the voting result for the Director Proposal, shares that constitute broker non-votes will have no effect on the Director Proposal. The Auditor Proposal is considered a “routine” matter and a bank, broker or other nominee may generally exercise discretionary authority to vote on the Auditor Proposal.

What does it mean if I received more than one proxy card or Notice?

If your shares are registered differently or in more than one account, you will receive more than one proxy card or Notice. To make certain all of your shares are voted, please follow the instructions included on the Notice on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

What happens if I don’t indicate how to vote my proxy?

If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each of the Director Nominees and “FOR” the Auditor Proposal.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending a written notice to our Secretary at 141 Portland Street, 5th Floor, Cambridge, MA 02139, stating that you would like to revoke your proxy of a particular date;
•	voting again at a later time, but prior to the date of the Annual Meeting, via the Internet or telephone;
•	signing or submitting another proxy card with a later date and returning it before the polls close at the Annual Meeting; or
•	attending the Annual Meeting and voting in person.

Please note, however, that if your shares are held of record by a bank, brokerage firm or other nominee, you must instruct your bank, broker or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the bank, broker or other nominee. If your shares are held in street name, and you wish to attend and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the bank, broker or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares. Simply attending the Annual Meeting will not constitute a revocation of your proxy.

Who will bear the costs of the proxy solicitation?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

When will the voting results be announced?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term until the election and qualification of their successors and subject to their earlier death, resignation or removal. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the Board by appointment. The members of the classes are divided as follows:

•	the Class I Directors are Robert Huffines, Adam Koppel, Sukumar Nagendran and Rajeev Shah and their term expires at the Annual Meeting;
•	the Class II Directors are Matthew Arnold, Adam Stone and Lynne Sullivan and their term will expire at the annual meeting of stockholders to be held in 2020; and
•	the Class III Directors are Martin Freed, Ilan Ganot and Andrey Zarur and their term will expire at the annual meeting of stockholders to be held in 2021.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Our Board, on the recommendation of our nominating and corporate governance committee, has nominated Robert Huffines, Adam Koppel, Sukumar Nagendran and Rajeev Shah for re-election as Class I Directors at the Annual Meeting. Each director that is elected at the Annual Meeting will be elected to serve for a three year term that will expire at our annual meeting of stockholders to be held in 2022.

If no contrary indication is made, proxies in the accompanying form will be voted “FOR” Robert Huffines, Adam Koppel, Sukumar Nagendran and Rajeev Shah or, in the event that any of these candidates is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

We have no formal policy regarding board diversity, however, we give consideration to diversity when evaluating potential new directors. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual skills and qualifications of our directors, which we believe contribute to the effectiveness of the Board as a whole, are described in the paragraphs below.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election to the Board

Term Expiring at the
2022 Annual Meeting of Stockholders, if elected at the Annual Meeting (Class I)

Name	Age	Position Held
Robert Huffines	54	Director
Adam Koppel	49	Director
Sukumar Nagendran	53	Director
Rajeev Shah	42	Director

Robert Huffines has served as a member of our Board of Directors since December 2013. Mr. Huffines joined J.P. Morgan, a leading global financial services firm, in 1991 and currently serves as the Global Chairman of Investment Banking, a position he has held since February 2017. Throughout his career at J.P. Morgan, Mr. Huffines has held various leadership positions, including serving as Co-Head of the Global Healthcare Investment Banking Group from 2002 to 2010 and Vice Chairman from 2011 to January 2017. Mr. Huffines received an M.B.A. from the University of Virginia and a B.A. from the University of North Carolina. Mr. Huffines is qualified to serve on our Board of Directors based on his over 25 years of experience advising healthcare companies and his leadership experience.

Adam Koppel, M.D., Ph.D. has served as a member of our Board of Directors since October 2017. Dr. Koppel rejoined Bain Capital, a global investment firm, in 2016 as a Managing Director of Bain Capital Life Sciences. He initially joined Bain Capital Public Equity in 2003 where he was a leader within the healthcare sector until mid-2014. During the period from mid-2014 to mid-2016, Dr. Koppel worked at Biogen Inc. (“Biogen”), a biotechnology company, where he served as EVP of Corporate Development and Chief Strategy Officer. Prior to joining Bain Capital in 2003, Dr. Koppel was an Associate Principal at McKinsey & Co., a management consulting firm, where he served a variety of healthcare companies. Dr. Koppel currently serves on the board of directors of Aptinyx Inc. and Dicerna Pharmaceuticals, Inc., both public biotechnology companies. Previously, Dr. Koppel served on the board of directors of Trevena Inc. and PTC Therapeutics, Inc. Dr. Koppel also serves as a member of the board of directors for a number of private companies. Dr. Koppel received an M.D. and Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine. He also received an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. He graduated magna cum laude from Harvard University with an A.B. and A.M. in History and Science. Dr. Koppel is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.

Sukumar Nagendran, M.D. has served as a member of our Board of Directors since September 2018. Dr. Nagendran was most recently the Chief Medical Officer & Senior Vice President of AveXis Inc., a clinical-stage gene therapy company (“AveXis”), from September 2015 to July 2018, prior to the company’s acquisition by Novartis. Prior to AveXis, Dr. Nagendran was Vice President of Medical Affairs of Quest Diagnostics, a leading provider of diagnostic information services, from March 2013 to September 2015. Prior to Quest Diagnostics, Dr. Nagendran held key leadership positions at Pfizer, Novartis, Daiichi Sankyo, and Reata Pharmaceuticals. Prior to moving to the biotech industry, Dr. Nagendran practiced internal medicine, with a focus on diabetes and cardiovascular disease. He is a Mayo Alumni Laureate and founding member of the Robert Wood Johnson Legacy Society. He is also the sponsor for the Fonseca-Nagendran Scholar award at the American Diabetes Association to enhance research in minority populations. Dr. Nagendran received his undergraduate degree in Biochemistry from Rutgers University and his M.D. from Rutgers Medical School and trained in Internal Medicine at Mayo Clinic, Rochester. Dr. Nagendran is qualified to serve on our Board of Directors because of his extensive leadership experience and his experience working in the healthcare sector.

Rajeev Shah has served as a member of our Board of Directors since March 2017. Mr. Shah has been a managing director and portfolio manager at RA Capital Management, LLC (“RA Capital”), an investment advisory firm that invests in healthcare and life sciences companies, since 2004. Mr. Shah is currently a member of the board of directors of Ra Pharmaceuticals, Inc., Kala Pharmaceuticals Inc. and Eidos Therapeutics, Inc., all of which are public biopharmaceutical companies. Mr. Shah was previously a member of the board of directors of KalVista Pharmaceuticals, Inc., a pharmaceutical company, from 2015 to 2018. Mr. Shah also serves as a member of the board of directors for a number of private companies. Mr. Shah holds a B.A. in Chemistry from Cornell University. Mr. Shah is qualified to serve on our Board of Directors because of his leadership and financial experience at RA Capital, his experience in the biopharmaceutical industry and his experience with venture capital investments.

Members of the Board Continuing in Office

Term Expiring at the
2020 Annual Meeting of Stockholders (Class II)

Name	Age	Position Held
Matthew Arnold	49	Director
Adam Stone	40	Director
Lynne Sullivan	53	Director

Matthew Arnold is a founding member of Solid and has served as a member of our Board of Directors since our inception in 2013. A former energy executive, since 2009, Mr. Arnold has been actively working with startup businesses in the United Kingdom and Europe, primarily in the technology and clean tech sectors. He holds an M.S. from the University of Virginia and a B.A. from Duke University. Mr. Arnold is qualified to serve on our Board of Directors because of his extensive management and board experience with startup companies and his background in finance.

Adam Stone has served as a member of our Board of Directors since November 2015. Mr. Stone is currently the Chief Investment Officer of Perceptive Advisors, a life science focused hedge fund, where he has worked since May 2006. Mr. Stone received a B.A. from Princeton University. Mr. Stone is qualified to serve on our Board of Directors because of his extensive experience developing early-stage biotech and healthcare companies.

Lynne Sullivan has served as a member of our Board of Directors since November 2015. Ms. Sullivan is currently the Chief Financial Officer for Compass Therapeutics, LLC, a biotechnology company (“Compass”), where she has worked since December 2018. Prior to Compass, Ms. Sullivan served as Biogen’s Senior Vice President of Finance from 2016 to December 2018, where she also served as Vice President of Tax and Corporate Finance from February 2015 to March 2016 and Vice President of Tax from April 2008 to February 2015. Ms. Sullivan is currently a member of the board of directors of resTORbio, Inc., a public biopharmaceutical company. She received an M.S. in Taxation from Bentley University and a B.S.B.A. from Suffolk University. Ms. Sullivan was a Certified Public Account for over 20 years. Ms. Sullivan is qualified to serve on our Board of Directors because of her extensive experience in public accounting and financial expertise and her experience working in the healthcare sector.

For a Three-Year Term Expiring at the
2021 Annual Meeting of Stockholders (Class III)

Name	Age	Position(s) Held
Ilan Ganot	45	Co-Founder, President, Chief Executive Officer and Director
Andrey Zarur	48	Co-Founder and Chairman of the Board of Directors
Martin Freed	58	Director

Ilan Ganot is one of our co-founders and has served as our Chief Executive Officer and as a member of our Board of Directors since our inception in 2013. Mr. Ganot has served as our President since June 2018. Previously, Mr. Ganot served as an investment banker at JPMorgan Chase & Co., a leading global financial services firm, from September 2011 to September 2013. From October 2008 to August 2011, Mr. Ganot served as a banker at Nomura Securities Co., Ltd., a securities and investment banking company, and from September 2003 to September 2008, at Lehman Brothers, a global financial services firm. Mr. Ganot received his M.B.A. from London Business School and holds law and business degrees from the Interdisciplinary Center in Herzliya, Israel. Mr. Ganot also practiced corporate law in Israel and was a Captain in the Israeli Defense Forces. He is qualified to serve on our Board of Directors because of his personal dedication to improving treatments available for DMD patients and his extensive leadership experience.

Andrey Zarur, Ph.D. is one of our co-founders and has served as the Chairman of our Board of Directors since our inception in 2013. Dr. Zarur co-founded GreenLight Biosciences Inc., a biotechnology company, in August 2008, and currently serves as its Chairman and Chief Executive Officer. From January 2006 to August 2014, he served as Managing General Partner of Kodiak Venture Partners, a venture capital firm. Dr. Zarur also serves as a member of the board of directors for a number of private companies. Dr. Zarur holds an M.S. and a Ph.D. from Massachusetts Institute of Technology and an undergraduate degree from Universidad Nacional Autónoma de México. Dr. Zarur is qualified to serve on our Board of Directors based on his over 20 years of experience in leading companies from clinical-stage drug development to global commercialization.

Martin Freed, M.D., F.A.C.P. has served as a member of our Board of Directors since June 2018. Dr. Freed has served as an independent consultant to several private pharmaceutical, biotechnology, and healthcare companies, specializing in clinical and general pharmaceutical development and clinical and regulatory strategy since February 2015. He co-founded and served as chief medical officer of Civitas Therapeutics, Inc., a biopharmaceutical company acquired by Acorda Therapeutics, Inc. (“Acorda”), from December 2010 to October 2014, and as senior vice president, clinical development of Acorda from October 2014 through January 2015. Dr. Freed spent nearly 14 years at GlaxoSmithKline and its predecessor, SmithKline Beecham Pharmaceuticals or SmithKline Beecham, where he served numerous roles including vice president, clinical development and medical affairs in the metabolism therapeutic area. Dr. Freed currently serves on the board of directors of Dicerna Pharmaceuticals, Inc. Dr. Freed has been Board Certified in Internal Medicine, Nephrology and Clinical Pharmacology. He performed his internal medicine residency at Temple University Hospital and nephrology fellowship at Yale-New Haven Hospital. A Fellow of the American College of Physicians, Dr. Freed received a B.S. with distinction in biology from the University of Delaware and an M.D. from Pennsylvania State University’s College of Medicine. Dr. Freed is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee, our clinical committee and our nominating and governance committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the “Governance” section of the “Investors” page of our website, www.solidbio.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Investor Relations.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

•	our Board’s principal responsibility is to oversee the management of the Company;
•	except as may be otherwise permitted by Nasdaq listing standards, a majority of the members of our Board shall be independent directors;
•	the independent directors meet at least twice annually in executive session;
•	directors have complete and open access to management and, as necessary and appropriate, independent advisors;
•	new directors participate in an orientation program and directors may be expected to participate in continuing director education; and
•	our Board will conduct a self-evaluation annually to determine whether it is functioning effectively.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has determined that all members of the Board of Directors, except Ilan Ganot and Andrey Zarur, are independent directors, as defined under applicable Nasdaq rules. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director. Our Board of Directors previously made a determination that Gilad Hayeem, who served as a member of our Board of Directors until June 2018, was not an independent director.

Our Board of Directors has determined that the composition of our committees currently complies with all applicable independence requirements of Nasdaq and the rules and regulations of the SEC.

Board Leadership Structure

It is the current policy of the Company that the positions of chief executive officer and chairman of the Board are held by different persons. Accordingly, our Board of Directors has appointed Dr. Zarur as the chairman of the Board of Directors. Dr. Zarur’s duties as chairman of the Board include the following:

•	meeting with any director who is not adequately performing his or her duties as a member of our Board of Directors or any committee;
•	facilitating communications between other members of our Board of Directors and the chief executive officer;
•	together with the lead independent director, preparing or approving the agenda for each board meeting; and
•	determining the frequency and length of board meetings and recommending when special meetings of our Board of Directors should be held.

Our Board of Directors believes that having a leadership structure with separate roles of chairman and chief executive officer offers the following benefits:

•	supporting the oversight of the Company and enhancing our Board’s objective evaluation of our chief executive officer;
•	freeing the chief executive officer to focus on company operations instead of Board administration;
•	providing the chief executive officer with an experienced sounding board; and
•	providing greater opportunities for communication between stockholders and our Board of Directors.

Although the roles of chairman and chief executive officer are currently separate, our Board of Directors believes it is appropriate for our chief executive officer to serve as a member of our Board of Directors.

Because our chairman is not an independent director, our Board has designated Mr. Stone as our lead independent director. Mr. Stone’s duties as lead independent director include the following:

•	with the chairman, establishing the agenda for regular board meetings and serving as chairman of the board in the absence of the chairman;
•	establishing the agenda for and presiding over meetings of the independent directors;
•	coordinating with the committee chairs regarding meeting agendas and informational requirements;
•	presiding over any portions of meetings of the Board at which the independence if the directors or performance of the non-independent chairman or independent directors is presented or discussed; and
•	serving as a liaison between the chief executive officers and non-independent chairman, on the one hand, and the independent directors, on the other.

The Board’s Role in Risk Oversight

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. Our Board of Directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.

In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our Board of Directors and corporate governance. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board of Directors discuss particular risks.

Board Meetings

Our Board met six times during fiscal year 2018, including telephonic meetings. During the year, each of our directors attended 75% or more of the combined total number of meetings of the Board and the committees on which he or she served.

Committees of the Board

We have four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the clinical committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found on the “Governance” section of the “Investors” page of our website at www.solidbio.com.

Audit Committee

The members of our audit committee are Ms. Sullivan, Mr. Arnold and Dr. Koppel, with Ms. Sullivan serving as chair of the audit committee. Our Board of Directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each audit committee member’s employment and other experience. Our Board of Directors has determined that Ms. Sullivan qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our Board has considered Ms. Sullivan’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. Our audit committee met four times during fiscal year 2018.

The functions of our audit committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K, and discussing the statements and reports with our independent auditors and management;
•	reviewing with our independent auditors and management any significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material financial developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the audit committee report that the SEC requires in our annual proxy statement;
•	reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policy and reviewing and monitoring compliance with legal and regulatory requirements, including our code of business conduct and ethics;
•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Compensation Committee

The members of our compensation committee are Dr. Koppel, Mr. Shah and Mr. Stone, with Dr. Koppel serving as chair of the compensation committee. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. Each of Mssrs. Shah and Stone is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee met nine times during fiscal year 2018.

The functions of our compensation committee include, among other things:

•	reviewing, modifying and approving or making recommendations to the full Board of Directors regarding our overall compensation strategy and policies;
•	reviewing, modifying and approving or making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our chief executive officer or our other executive officers;
•	reviewing, modifying and approving or making recommendations to the full Board of Directors regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•	reviewing and approving or making recommendations to the full Board of Directors regarding the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our independent board members;

•	establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;
•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors to the compensation committee as required by the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to our equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policies and strategy in achieving expected benefits to us;
•	reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•	reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and
•	reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

The compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our equity incentive plans to employees who are not directors or executive officers, subject to certain limitations. The compensation committee may also form and delegate its responsibilities to one or more subcommittees of the Board.

Our executive compensation program is administered by our compensation committee, subject to the oversight and approval of our full Board. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our Board for approval of our executive compensation program. Our chief executive officer recommends annual executive salary increases, annual equity awards and bonuses, if any, for the other executive officers, which are then reviewed and approved or adjusted by the compensation committee.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2018, our compensation committee retained Radford, an AON Hewitt company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee also retained Radford for recommendations and review of non-employee director compensation in 2018. Although our compensation committee considers the advice and recommendations of Radford as to our executive compensation program, our compensation committee ultimately makes their own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Our director compensation program is administered by our Board with the assistance of the compensation committee.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Freed, Mr. Stone and Ms. Sullivan, with Mr. Stone serving as chair of the nominating and corporate governance committee. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee met one time during fiscal year 2018.

The functions of our nominating and corporate governance committee include, among other things:

•	determining the minimum qualifications for service on our Board of Directors;
•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•	identifying, evaluating, nominating and recommending candidates for membership on our Board of Directors;
•	evaluating nominations by stockholders of candidates for election to our Board of Directors;
•	considering and assessing the independence of members of our Board of Directors;
•	developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;
•	overseeing, at least annually, the self-evaluation process of the Board of Directors and its committees;
•	overseeing our code of business conduct and ethics and approving any waivers thereof;
•	considering questions of possible conflicts of interest of directors as such questions arise; and
•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Clinical Committee

The members of our clinical committee are Dr. Freed, Dr. Koppel and Dr. Nagendran, with Dr. Freed serving as the chair of the clinical committee. The clinical committee was formed in December 2018 and did not hold any meetings during fiscal year 2018. The clinical committee’s responsibilities include:

•	providing strategic and/or operational clinical development and regulatory advice and making recommendations to management of the Company, as applicable, regarding current and planned research and development programs;
•	providing strategic and/or operation clinical and regulatory advice and guidance to management of the Company, as applicable, regarding advancement of clinical studies or programs; and
•	advising the Board, as requested, regarding potential clinical and/or regulatory issues related to potential licensing and acquisition opportunities.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the Investor Relations portion of our website, www.solidbio.com. The nominating and corporate governance committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers of, any provision of the Code of Conduct.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors.

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee and our Board will consider, among other things, the following factors:

•	relevant expertise upon which to be able to offer and advice and guidance to management;
•	having sufficient time to devote to the affairs of the Company;
•	demonstrated excellence in his or her field;
•	dedication to the Company’s mission;
•	having the ability to exercise sound business judgment;
•	having the commitment to represent the interests of the Company’s stockholders; and
•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience.

The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the Board, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its stockholders. The committee believes it is appropriate for our chief executive officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee will identify a new nominee that meets the criteria above. The committee generally inquires of our Board and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our bylaws, stockholders wishing to nominate a candidate for director should write to our secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2020 annual meeting of stockholders, the recommendation should be received by our secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals”. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Director Attendance at Annual Meetings

Although the Company does not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. We did not hold an annual meeting of stockholders in 2018.

Communications with Our Board

Stockholders seeking to communicate with our Board should submit their written comments to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Secretary. Our secretary will forward such communications to each member of our Board; provided that, if in the opinion of our secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Non-Employee Director Compensation

During 2018, we did not provide any compensation to Mr. Ganot, our President and Chief Executive Officer, for his service as a member of our Board. Mr. Ganot’s compensation as an executive officer is set forth below under “Executive Compensation-2018 Summary Compensation Table.”

Non-employee director compensation is set by our Board of Directors at the recommendation of our compensation committee. In 2018, the compensation committee retained Radford, an AON Hewitt company, to assist in assessing our non-employee director compensation program and provide recommendations in order to establish the compensation program.

Under our current director compensation program, we pay our non-employee directors a cash retainer for their service on the Board of Directors and for their service on each committee of which the director is a member. The chairs of each committee receive higher retainers for such service. These fees are payable in arrears in equal semi-annual installments not later than the 15th business day following the end of the second and fourth calendar quarters, provided that the amount of such payment will be prorated for any portion of such semi-annual period that the director is not serving on the Board, on such committee or in such position, and no fee shall be payable in respect of any period prior to the completion of our initial public offering. The fees paid to non-employee directors for their service on the Board of Directors and for their service on each committee of the Board of Directors of which the director is a member are as follows:

Committee	Member Annual Fee	Chairperson Incremental Annual Fee
Board of Directors	$35,000	$35,000
Audit Committee	7,500	7,500
Clinical Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Governance Committee	4,000	4,000

In his role as chairman of the Board, Dr. Zarur was paid cash compensation for fiscal year 2018 in the amount of $225,000 and, pursuant to our director compensation program described above, will be paid cash compensation of $70,000 in the aggregate annually starting in fiscal year 2019. The compensation arrangements we have with Dr. Zarur for his services to us as a consultant are described below under, “Certain Relationships and Related Transactions – Related-Person Transactions – Other Arrangements.”

We also reimburse our non-employee directors for reasonable out-of-pocket business expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in person at our Board of Director and committee meetings.

In addition, under our current director compensation program, each new non-employee director elected to our Board of Directors receives an option to purchase 20,000 shares of our common stock under our 2018 Omnibus Incentive Plan (the “2018 Plan”). Each of these options vest in equal annual installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. Further, on the date of our annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months prior to such annual meeting receives an option to purchase 10,000 shares of our common stock under our 2018 Plan. Each of these options vest in full on the earlier to occur of the one-year anniversary of the grant date and immediately prior to our first annual meeting of stockholders occurring after the grant date, subject to the director’s continued service as a director. All options granted to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full in the event of a change in control.

This program is intended to provide compensation for our non-employee directors in a manner that enables us to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee our affairs. We also seek to align the interests of our directors and our stockholders, and we have chosen to do so by compensating our non-employee directors with a mix of cash and equity-based compensation.

The table below shows the compensation paid to our non-employee directors during 2018.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Andrey Zarur, Ph.D.	225,000	165,200(3)	—	390,200
Gilad Hayeem(4)	—	—	—	—
Matthew Arnold	37,752	183,385(5)	—	221,137
Martin Freed, M.D., F.A.C.P.	21,403	377,020(6)	—	398,423
Robert Huffines	32,219	183,385(5)	—	215,604
Adam Koppel, M.D., Ph.D.	48,719	183,385(5)	—	232,104
Sukumar Nagendran, M.D.	11,034	393,461(7)	—	404,495
Rajeev Shah	39,760	183,385(5)	—	223,145
Adam Stone	44,186	183,385(5)	—	227,571
Lynne Sullivan	49,710	183,385(5)	—	233,095
(1)	The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.
(2)	As of December 31, 2018, our non-employee directors, or former directors in the case of Mr. Hayeem, held options to purchase shares of our common stock as follows: Dr. Zarur: 10,000 shares; Mr. Arnold: 10,000 shares; Dr. Freed: 20,000 shares; Mr. Huffines: 10,000 shares; Dr. Koppel: 10,000 shares; Mr. Hayeem: 0 shares; Dr. Nagendran: 20,000 shares; Mr. Shah: 10,000 shares; Mr. Stone: 10,000 shares; and Ms. Sullivan: 10,000 shares. As of December 31, 2018, our non-employee directors, or former directors in the case of Mr. Hayeem, held stock awards as follows: Dr. Zarur: 709,924 shares, including shares held directly and indirectly, and Mr. Hayeem: 3,542,746 shares.
(3)	Consists of an option to purchase 10,000 shares of our common stock granted on December 13, 2018.
(4)	Mr. Hayeem resigned from his roles as president and as a member of our Board in June 2018.
(5)	Consists of (i) an option to purchase 1,835 shares of our common stock granted on July 25, 2018 and (ii) an option to purchase 8,165 shares of our common stock granted on December 13, 2018.
(6)	Consists of (i) an option to purchase 3,669 shares of our common stock granted on July 25, 2018 and (ii) an option to purchase 16,331 shares of our common stock granted on December 13, 2018.

(7)	Consists of (i) an option to purchase 2,760 shares of our common stock granted on September 12, 2018 and (ii) an option to purchase 17,240 shares of our common stock granted on December 13, 2018.

Compensation Committee Interlocks and Insider Participation

None of the current members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF SOLID BIOSCIENCES INC.

The audit committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2018. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard 1301, Communications with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SOLID BIOSCIENCES INC.

Lynne Sullivan, Chairperson
Matthew Arnold
Adam Koppel, M.D., Ph.D.

EXECUTIVE OFFICERS

Set forth below are the names, ages and positions of our current executive officers and directors as of April 27, 2019.

Name	Age	Position(s) held
Executive Officers
Ilan Ganot	45	Co-founder, President, Chief Executive Officer and Director
Alvaro Amorrortu	47	Chief Operating Officer
Lynette Herscha	47	Chief Legal Officer and Secretary
Carl Morris, Ph.D.	49	Chief Scientific Officer
Joel Schneider, Ph.D.	34	Chief Technology Officer and Head of Exploratory Research and Development
Jorge A. Quiroz, M.D.	49	Chief Medical Officer
Jennifer Ziolkowski	45	Chief Financial Officer and Treasurer

Executive Officers

Alvaro Amorrortu has served as our Chief Operating Officer since January 2017. Mr. Amorrortu served as our Senior Vice President of Operations from November 2015 to December 2016. Prior to joining us, he served as Vice President of Consulting for IMS Health (now IQVIA), a healthcare oriented services and technology company, from July 2015 to November 2015 and Vice President of Campbell Alliance (now InVentiv Health Consulting), a management consulting firm serving the pharmaceutical and biotech industry, from July 2012 to June 2015. He was at the Monitor Group (now Monitor Deloitte), a management consulting firm, from April 2003 to May 2012 where he held various positions, including Associate Partner. From 1995 to 2000, Mr. Amorrortu gained significant experience in project engineering and managing food-processing manufacturing facilities through various positions at Molinos Rio de la Plata and Trigalia (subsidiaries of Bunge Group and Cargill, respectively). Mr. Amorrortu received his M.B.A. from The Wharton School of the University of Pennsylvania and received an M.S. from the Instituto Tecnologico de Buenos Aires, Argentina.

Carl Morris, Ph.D. has served as our Chief Scientific Officer since June 2017, and previously served as our Senior Vice President of Research and Development from September 2015 to June 2017. Prior to joining us, Dr. Morris held various leadership positions within Pfizer Inc.’s (“Pfizer”) Rare Disease Research Unit from January 2010 to August 2015, including serving as a Senior Director, Director and Senior Principal Scientist. Prior to Pfizer, Dr. Morris held various positions within the Tissue Repair unit at Wyeth Pharmaceuticals, Inc., a pharmaceutical company acquired by Pfizer. Dr. Morris was an Assistant Professor at Boston University School of Medicine and a founding faculty member of the Muscle and Aging Research Unit. He is also co-founder and a member of the board of directors of Breed Nutrition Inc. Dr. Morris holds a B.A. in Biology from Franklin Pierce College and a Ph.D. in Physiology from UCLA.

Lynette Herscha has served as our Chief Legal Officer and Secretary since January 2019. Prior to joining us, she served as General Counsel, Secretary and a member of the Executive Team at Concert Pharmaceuticals, Inc., a public biopharmaceutical company, from 2017 to 2018 and its Vice President and Assistant Secretary Legal from 2014 to 2017. Before joining Concert Pharmaceuticals, Ms. Herscha held various senior legal positions at Momenta Pharmaceuticals, Inc., a public biotechnology company, from 2006 to 2014 and Phase Forward, Inc., a public technology company, from 2000 to 2006. She began her career at the law offices of Fulbright & Jaworski. Ms. Herscha holds a J.D. from Boston University School of Law and a B.A. from Boston University.

Joel Schneider, Ph.D. has served as our Chief Technology Officer and Head of Exploratory Research and Development since June 2017. Dr. Schneider also served as an Analyst from March 2014 to March 2015, a Director from March 2015 to January 2017 and our Vice President of Research and Development from January 2017 to June 2017. Prior to joining us, Dr. Schneider completed a postdoctoral fellowship at Harvard University in the Department of Stem Cell and Regenerative Biology from January 2013 to 2014. He holds a Ph.D. in Cell Biology and Molecular Medicine from Rutgers University and a B.A. in Biology from Brandeis University.

Jorge A. Quiroz, M.D. has served as our Chief Medical Officer since January 2016. Prior to joining us, Dr. Quiroz served as the Head of Neurodevelopment & Psychiatry, Translational Medicine Neurosciences at F. Hoffmann-La Roche AG, a multinational healthcare company, from 2014 to 2015 and, prior to that, as Head of Psychiatry from 2012 to 2014 and Translational Medicine Leader from 2009 to 2011 at Hoffmann-La Roche. From 2007 to 2009, he served as the Director of Johnson & Johnson’s Pharmaceutical Research & Development

LLC and from 2005 to 2007 he served as its Associate Director. Dr. Quiroz holds a medical degree from the Pontifical Catholic University of Chile and he completed his medical training as a Research Fellow at the Laboratory of Molecular Pathophysiology, Mood and Anxiety Disorders Program, at the NIH in Bethesda, Maryland from February 2001 to May 2005. He is board certified in Psychiatry by the National Commission for Certification of Medical Specialties. He also holds an M.B.A. dual degree from Columbia University and the London Business School.

Jennifer Ziolkowski has served as our Chief Financial Officer and Treasurer since May 2017. Prior to joining us, she served as the Head of Sales Operations, North America for Philips Healthcare, a healthcare company, from 2014 to 2017 and as its Senior Director of Finance, North America from 2012 to 2014. Ms. Ziolkowski served as Controller of Medical Consumables and Sensors from 2010 to 2012, Director of Finance of Imaging Systems from 2008 to 2010, Senior Director of Finance and Corporate Controller from 2007 to 2008 at TransMedics, Inc., a medical device company, and held various finance and corporate development leadership positions at Cytyc Corporation, a medical technology company, from 2001 to 2007. From 1996 to 2001, Ms. Ziolkowski gained significant experience at PricewaterhouseCoopers LLP where she served as a Senior Transaction Services Consultant and as Audit Senior and Staff in the Boston Technology Group. Ms. Ziolkowski holds a B.S. in Accounting from Boston College and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

The following information describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (the “Named Executive Officers”). The Named Executive Officers for the year ended December 31, 2018 are:

•	Ilan Ganot, our President and Chief Executive Officer;
•	Alvaro Amorrortu, our Chief Operating Officer; and
•	Carl Morris. Ph.D., our Chief Scientific Officer.

2018 Summary Compensation Table

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers during the most recently completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Total ($)
Ilan Ganot, President and Chief Executive Officer	2018	450,000	247,500	5,286,270	5,983,770
	2017	400,000	200,000	—	600,000
Alvaro Amorrortu, Chief Operating Officer	2018	330,000	132,000	2,380,736	2,842,736
Carl Morris, Ph.D. Chief Scientific Officer	2018	320,000	128,000	3,604,209	4,052,209
(1)	Represents annual discretionary bonuses paid to the Named Executive Officers in respect of performance during the fiscal year ended December 31, 2018.
(2)	The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

Narrative to Summary Compensation Table

Base Salary. In 2018, we paid our Named Executive Officers base salaries as follows: Mr. Ganot: $450,000; Mr. Amorrortu: $330,000; and Dr. Morris: $320,000. For 2019, our Board of Directors increased base salary amounts for our Named Executive Officers as follows: Mr. Ganot: $520,000; Mr. Amorrortu: $400,000; and Dr. Morris: $380,000.

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our Named Executive Officers. None of our Named Executive Officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus. Our Board of Directors may, in its discretion, award bonuses to our Named Executive Officers from time to time. Our employment agreements with our Named Executive Officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our Board of Directors. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our Board of Directors has approved discretionary annual cash bonuses to our Named Executive Officers with respect to their prior year performance.

With respect to 2018, our Board of Directors awarded discretionary bonuses of $247,500, $132,000 and $128,000 to Mr. Ganot, Mr. Amorrortu and Dr. Morris, respectively.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our Board of Directors periodically reviews the equity incentive compensation of our Named Executive Officers and from time to time may grant equity incentive awards to them in the form of stock options.

In February 2018, we granted options to purchase 134,657 and 203,858 shares of our common stock to Mr. Amorrortu and Dr. Morris, respectively, and in July 2018, we granted an option to purchase 193,000 shares of our common stock to Mr. Ganot. These options vest in equal annual installments over a term of four years from the date of grant.

Our employees and executives are eligible to receive stock options and other stock-based awards pursuant to the 2018 Plan.

We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options. We have granted stock options to our executive officers with time-based vesting. The options that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 25% of the original number of shares underlying the option annually thereafter. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

The exercise price of all stock options granted after the closing of our initial public offering is equal to the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the date of grant.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. The employment agreements set forth the terms of the Named Executive Officers’ compensation, including their base salary, and annual performance bonus opportunity. In addition, the employment agreements provide that, subject to eligibility requirements under the plan documents governing such programs and our policies, the Named Executive Officers are entitled, on the same basis as our other employees, to participate in and receive benefits under, any medical, vision and dental insurance policy maintained by us and we will pay, consistent with our then-current employee benefit policy, a portion of the cost of the premiums for any such insurance policy in which the Named Executive Officer elects to participate. Each Named Executive Officer will also be eligible to receive paid vacation time, sick time, and Company holidays consistent with our policies as then in effect from time to time and equity awards at such times and on such terms and conditions as the Board of Directors may determine. Each Named Executive Officer’s employment is at will.

Employment Agreement with Ilan Ganot

On January 25, 2019, we entered into an employment agreement with Mr. Ganot, our President and Chief Executive Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).

Pursuant to his employment agreement, Mr. Ganot is entitled to an annual base salary of $520,000, effective as of January 1, 2019, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Mr. Ganot is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 55% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Mr. Ganot will remain bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions shall remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment (provided that he is not restricted from promoting treatments for, or endeavoring to cure, DMD), not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.

Mr. Ganot’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).

In the event of the termination of Mr. Ganot’s employment by us without cause, or by Mr. Ganot for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Mr. Ganot is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Mr. Ganot is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Mr. Ganot’s employment by us without cause, or by Mr. Ganot for good reason, within twelve months following a change in control, he is entitled to receive the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Mr. Ganot, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.

If Mr. Ganot’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Ganot Accrued Obligations.

Employment Agreement with Alvaro Amorrortu

On January 25, 2019, we entered into an employment agreement with Mr. Amorrortu, our Chief Operating Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).

Pursuant to his employment agreement, Mr. Amorrortu is entitled to an annual base salary of $400,000, effective as of January 1, 2019, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Mr. Amorrortu is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Mr. Amorrortu will remain bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions shall remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.

Mr. Amorrortu’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).

In the event of the termination of Mr. Amorrortu’s employment by us without cause, or by Mr. Amorrortu for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Mr. Amorrortu is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Amorrortu Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Mr. Amorrortu is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Mr. Amorrortu’s employment by us without cause, or by Mr. Amorrortu for good reason, within twelve months following a change in control, he is entitled to receive the Amorrortu Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Mr. Amorrortu, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.

If Mr. Amorrortu’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Amorrortu Accrued Obligations.

Employment Agreement with Carl Morris

On January 25, 2019, we entered into an employment agreement with Dr. Morris, our Chief Scientific Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).

Pursuant to his employment agreement, Dr. Morris is entitled to an annual base salary of $380,000, effective as of January 1, 2019, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Dr. Morris is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Dr. Morris will remain bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions shall remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.

Dr. Morris’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).

In the event of the termination of Dr. Morris’s employment by us without cause, or by Dr. Morris for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Dr. Morris is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Morris Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Dr. Morris is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Dr. Morris’s employment by us without cause, or by Dr. Morris for good reason, within twelve months following a change in control, he is entitled to receive the Morris Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Dr. Morris, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.

If Dr. Morris’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Morris Accrued Obligations.

2018 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our Named Executive Officers as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($) (9)
Ilan Ganot	—	193,000	(1)	37.89	July 25, 2028
Alvaro Amorrortu	—	134,657	(2)	26.23	February 14, 2028
						8,824	(3)	236,483
						23,760	(4)	636,768
						13,243	(5)	354,912
						19,268	(6)	516,382
Carl Morris	—	203,858	(2)	26.23	February 14, 2028
						17,280	(7)	463,104
						26,514	(8)	710,575
(1)	This option was granted on July 25, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including July 25, 2022.

(2)	This option was granted on February 14, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including February 14, 2022.
(3)	Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on November 30, 2015, vested as to 25% on the first anniversary of the vesting start date and is subject to equal monthly vesting installments thereafter through and including November 30, 2019.
(4)	Consists of restricted stock awards granted pursuant to the Solid GT, LLC limited liability agreement adopted by the members of such company. The grant was made on November 30, 2015, vested as to 25% on the first anniversary of the vesting start date and is subject to equal monthly vesting installments thereafter through and including November 30, 2019.
(5)	Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on September 12, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal monthly vesting installments thereafter through and including September 12, 2021.
(6)	Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on December 17, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal monthly vesting installments thereafter through and including January 30, 2022.
(7)	Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on September 1, 2015 and is subject to vesting in equal annual installments over four years from the vesting start date through and including September 1, 2019.
(8)	Consists of restricted stock awards granted under our Solid Biosciences, LLC Amended and Restated Equity Incentive Plan. The grant was made on March 30, 2017, vested as to 25% on the first anniversary of the vesting start date and is subject to equal semi-annual vesting installments thereafter through and including March 30, 2021.
(9)	Calculated based on the closing market price of our common stock on December 31, 2018.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $18,000 in 2018, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,000 in 2018.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our equity compensation plans as of December 31, 2018.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,153,198	$28.73	3,847,802
Equity compensation plans not approved by security holders	—	—	—
Total	1,153,198	$28.73	3,847,802

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 15, 2019 by (i) each person whom we know to beneficially own more than 5% of our outstanding common stock (a “5% stockholder”), (ii) each director, (iii) each Named Executive Officer and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after February 15, 2019. The percentage of beneficial ownership in the table below is based on 35,422,915 shares of common stock deemed to be outstanding as of February 15, 2019.

Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Perceptive Life Sciences Master Fund LTD(1)	3,927,222	11.09%
Gilad Hayeem(2)	3,542,746	10.00%
Boxer Capital, LLC(3)	3,498,272	9.88%
Entities affiliated with RA Capital Management, LLC(4)	2,689,444	7.59%
BCLS SB Investco, LP(5)	1,989,444	5.62%
Biogen New Ventures Inc.(6)	1,772,464	5.00%
Named Executive Officers and Directors:
Ilan Ganot(7)	1,393,040	3.93%
Alvaro Amorrortu(8)	187,410	*
Carl Morris, Ph.D.(9)	162,509	*
Andrey Zarur, Ph.D.(10)	709,294	2.00%
Matthew Arnold	3,386,293	9.56%
Martin Freed, M.D., F.A.C.P.	—	*
Robert Huffines	—	*
Adam Koppel, M.D., Ph.D.(11)	1,989,444	5.62%
Sukumar Nagendran, M.D.	2,000	*
Rajeev Shah (4)	2,689,444	7.59%
Adam Stone(12)	—	*
Lynne Sullivan	—	*
All current directors and executive officers as a group (16 persons)(13)	11,096,779	31.20%
*	Less than one percent.
(1)	Consists of shares held by Perceptive Life Sciences Master Fund LTD (the “Master Fund”). Perceptive Advisors LLC is the investment manager to Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by the Master Fund. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2019.
(2)	All shares are held by DTMG Limited (“DTMG”), which is owned and controlled by Gilad Hayeem. Mr. Hayeem and DTMG report that they hold shared voting power and shared dispositive power with respect to all shares held. The address for Mr. Hayeem and DTMG is c/o Hunton Andrews Kurth LLP, Attn: Eric Markus, 2200 Pennsylvania Avenue, NW, Washington, DC 20037. In connection with estate planning activities, Mr. Hayeem sold units of the Company equivalent to approximately 353,050 shares to a sub-trust of an employee-benefit trust established by a former employer of Mr. Hayeem. Such sub-trust has as its beneficiaries Mr. Hayeem and his family. Because Mr. Hayeem does not exercise investment or voting control of the shares held by such sub-trust, such shares do not appear in the table above. Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2019 and on information provided to us by Mr. Hayeem
(3)	Boxer Capital LLC and Boxer Management Inc. beneficially own 3,498,272 shares, and they report that they hold shared voting power and shared dispositive power with respect to these shares. Braslyn Ltd beneficially owns 11,488 shares and reports that it holds shared voting power and shared dispositive power with respect to these shares. Joe Lewis beneficially owns 3,509,760 shares and reports that he holds shared voting power and shared dispositive power with respect to these shares. MVA Investors, LLC beneficially owns 30,210 shares and reports that it holds sole voting power and sole dispositive power with respect to these shares. Braslyn, Boxer Capital, Boxer Management, Joe Lewis and MVA Investors may be deemed to beneficially own 3,539,970 shares. The address of Boxer Capital LLC and MVA Investors, LLC is 11682 El Camino Real, Suite 320, San Diego, CA 92130. The address of Boxer Management, Braslyn and Joe Lewis is Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas. Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2019.
(4)	Consists of (a) 1,368,981 shares held by RA Capital Healthcare Fund, L.P. (“RA Capital Fund”), (b) 320,463 shares held in an account owned by a separately managed account (the “Account”) and (c) 1,000,000 shares that RA Capital Fund and the Account purchased in connection with the closing of our initial public offering. RA Capital Management, LLC (“RA Capital”) is the general partner of RA Capital Fund and the investment manager to the Account. Peter Kolchinksy is the sole manager of RA Capital. Investment decisions with respect to the shares held by RA Capital Fund and the Account are made by a portfolio management team at RA Capital of which Rajeev Shah, a member of our Board of Directors, is a member. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital Fund and the Account, except to the extent of his pecuniary interest therein. The address for each of RA Capital Fund, the Account, and RA Capital is c/o 20 Park Plaza, Suite 1200, Boston, MA 02116. Entities affiliated with RA Capital report that they hold shared voting power and shared dispositive power with respect to all shares held by them. Based on information provided to us by entities affiliated with RA Capital.
(5)	Consists of shares held by BCLS SB Investco, LP (“BCLS”). The governance, investment strategy and decision-making process with respect to investments held by BCLS is directed by Bain Capital Life Sciences Investors, LLC, whose managers are Jeffrey Schwartz and Adam Koppel, a member of our Board of Directors. As a result, each of Bain Capital Life Sciences Investors, LLC, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power over the shares held by BCLS. The address of BCLS is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(6)	Consists of shares held by Biogen New Ventures Inc. and Biogen Inc. The address of Biogen New Ventures Inc. and Biogen Inc. is 225 Binney Street, Cambridge, MA 02142. Biogen New Ventures Inc. and Biogen Inc. report that they hold shared voting power and shared dispositive power with respect to all shares held. Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2019.
(7)	Consists of (a) 1,041,495 shares held by Mr. Ganot as an individual, (b) 60,631 shares held by Mr. Ganot and Ms. Ganot as joint tenants with right of survivorship and (c) 290,914 shares held by Mr. Adam Ganot and Ms. Ganot, as trustees for the Ilan Ganot 2017 Irrevocable Trust.
(8)	Consists of (a) 167,046 shares of common stock owned by Mr. Amorrortu and (b) 33,664 shares of common stock underlying options held by Mr. Amorrortu that are exercisable as of February 15, 2019 or will become exercisable within 60 days after such date.
(9)	Consists of (a) 111,545 shares of common stock owned by Dr. Morris and (b) 50,964 shares of common stock underlying options held by Dr. Morris that are exercisable as of February 15, 2019 or will become exercisable within 60 days after such date.
(10)	Consists of (a) 691,105 shares held by Dr. Zarur as an individual and (b) 18,189 shares held by Dr. Zarur’s wife.
(11)	Consists of shares held by BCLS. Dr. Koppel is a manager of Bain Capital Life Sciences Investors, LLC and as a result, by virtue of the relationships described in footnote (5) above, may be deemed to share beneficial ownership of the shares held by BCLS. The address of Dr. Koppel is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.
(12)	Mr. Stone is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims beneficial ownership of the shares held by Perceptive. The address of Mr. Stone is 51 Astor Place, 10th Floor, New York, NY 10003.
(13)	Includes 139,525 shares of common stock underlying options that are exercisable as of February 15, 2019 or will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for Approval of Related-Person Transactions

We have adopted a written related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related-person transaction;
•	the approximate dollar amount involved in the related-person transaction;
•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the related-person transaction; and
•	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the compensation committee of our Board of Directors in the manner specified in its charter.

Related-Person Transactions

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Non-Employee Director Compensation,” we describe transactions since January 1, 2018 to which we have been or will be a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock (“5% Security Holders”), or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Limited Liability Company Agreement of Solid Biosciences, LLC

Solid Biosciences, LLC was party to a limited liability company agreement, or the LLC Agreement with its members that terminated upon the Corporate Conversion. Under the terms of the LLC Agreement, Series A Common Unit holders were entitled to designate two individuals to serve on our Board of Managers. Pursuant to this provision, the two Board appointees were Mssrs. Arnold and Huffines. Mr. Huffines is an employee of J.P. Morgan Securities LLC, a participating underwriter in our initial public offering. An affiliate of J.P. Morgan Securities LLC owned in excess of 10% of our issued and outstanding common stock immediately prior to our initial public offering. See “Underwriting—Conflicts of Interest” in our prospectus filed with the SEC filed on January 29, 2018 for a description of services that the underwriters provided to us in connection with our initial public offering.

Corporate Conversion

In connection with our Corporate Conversion, Solid Biosciences, LLC unitholders received 26,498,559 shares of common stock for all units held immediately prior to the Corporate Conversion. The existing units held by our executive officers, directors and 5% Security Holders were converted on the same basis as all other holders of such units.

As result of the Corporate Conversion, the holders of Series A Common Units of Solid Biosciences, LLC became holders of shares of our common stock.

Amended and Restated Registration Rights Agreement

We are party to an Amended and Restated Registration Rights Agreement, or the Registration Rights Agreement, dated March 29, 2017, with certain of our stockholders, or the Investors, which includes our 5% Security Holders and entities affiliated with certain of our directors. The Registration Rights Agreement provides the Investors the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Participation in Initial Public Offering

In our initial public offering, certain of our 5% stockholders and their affiliates purchased an aggregate of 2,300,000 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price of $16.00 per share. The following table sets forth the aggregate number of shares of our common stock that these 5% stockholders and their affiliates purchased in our initial public offering:

Purchaser(1)	Shares of Common Stock	Total Purchase Price
RA Capital Management LLC	1,000,000	$16,000,000
Perceptive Advisors LLC	1,000,000	$16,000,000
BCLS SB Investco, LP	300,000	$4,800,000
(1)	See “Principal Stockholders” above for more information about the shares held by the below identified entities.

Other Arrangements

We employ Annie Ganot, one of our Co-Founders and the wife of Ilan Ganot, as Director, Patient Advocacy. Mr. Ganot is our CEO and a member of our Board of Directors. Ms. Ganot receives an annual salary and bonus payments of less than $200,000.

In respect of his services as a consultant to us for the three years ended December 31, 2018, on January 2, 2019, we granted Dr. Zarur an option to purchase 100,000 shares of our common stock. In respect of his services as a consultant to us for the year ending December 31, 2019, (i) on January 2, 2019, we granted Dr. Zarur an option to purchase 10,000 shares of our common stock, and (ii) we will pay him $100,000.

Indemnification Agreements

We entered into agreements to indemnify our directors and executive officers in connection with our initial public offering. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by any such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for the fiscal year ended December 31, 2018 by Section 16(a) under the Exchange Act, with the exception of a Form 3/A filed by Dr. Zarur on February 1, 2019 to correct the number of shares of common stock that he beneficially owned indirectly at the time of filing the original Form 3 on January 25, 2018.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

Stockholders are being asked to ratify the appointment by the audit committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019. PricewaterhouseCoopers LLP has served as the company’s independent registered public accounting firm since 2017.

The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Audit Fees and Services

The following table represents aggregate fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2018 and 2017:

	2018	2017
Audit fees	$698,300	$1,234,500
Audit-related fees	20,000	—
Tax fees	75,158	131,727
All other fees	2,756	1,800
Total	$796,214	$1,368,027

The services rendered by PricewaterhouseCoopers LLP in connection with the fees presented above were as follows:

Audit Fees

Audit fees consist of amounts for professional services rendered for audit and quarterly reviews of our financial statements and review of our registration statement on Form S-1.

Audit-Related Fees

Audit-related fees consist of amounts for professional services rendered related to the implementation of an accounting standard in the year prior to its adoption.

Tax Fees

Tax fees consist of fees for professional services related to tax compliance and consultations.

All Other Fees

All other fees include license fees for web-based accounting research tools.

Pre-approval Policies

The audit committee has not adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm and, consequently, all audit and non-audit services are pre-approved by the whole audit committee or the chair of the audit committee. All fees for the years ended December 31, 2018 and 2017 were so pre-approved.

Change in our Public Accounting Firm

In September 2016, we dismissed Katz, Nannis + Solomon, P.C. (“KN+S”) as our independent accountants. The decision to dismiss KN+S as our independent registered public accounting firm was approved by the Board of Managers of Solid Biosciences, LLC. KN+S had reported on our consolidated financial statements as of and for the year ended December 31, 2015. The report of KN+S on our 2015 consolidated financial statements did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2015 and through the date of dismissal, there were no disagreements between us and KN+S on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KN+S, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2015 and through the date of dismissal of KN+S.

We engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm on March 6, 2017 to audit our consolidated financial statements as of and for the years ended December 31, 2016 and 2015.

During the year ended December 31, 2016 and in the subsequent interim period through March 31, 2017, other than in the normal course of the audit, neither we nor anyone on our behalf consulted with PricewaterhouseCoopers LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided to us that PricewaterhouseCoopers LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

We delivered a copy of this disclosure to KN+S and requested that they furnish us a letter addressed to the SEC stating whether they agree with the above statements. In their letter to the SEC dated July 24, 2017, attached as Exhibit 16.1 to the registration statement on Form S-1 filed with the SEC on December 29, 2017, KN+S stated that they agreed with the statements above concerning their firm.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice or, if applicable, the annual report to stockholders and proxy statement, may have been sent to multiple stockholders who share an address, unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice or, if applicable, the annual report to stockholders and proxy statement to you upon written or oral request to the Company at Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139 or (617) 337-4680. If you want to receive separate copies of the Notice, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2020 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than January 3, 2020, which is 120 days prior to the first anniversary of the mailing date of the Notice. However, if the date of the 2020 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2020 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was made. For stockholder proposals to be brought before the 2020 annual meeting of stockholders, the required notice must be received by our secretary at our principal executive offices no earlier than February 14, 2020 and no later than March 15, 2020.

Stockholder proposals should be addressed to Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139, Attention: Secretary.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SOLID BIOSCIENCES INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/12/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Directors

Nominees	**For**	**Against**	**Abstain**
01) Robert Huffines	☐	☐	☐
02) Adam Koppel	☐	☐	☐
03) Sukumar Nagendran	☐	☐	☐
04) Rajeev Shah	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends you vote FOR the following proposal:

For address change/comments, mark here. (see reverse for instructions) ☐

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000420180_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form 10-K is/are available at www.proxyvote.com

SOLID BIOSCIENCES INC.
Annual Meeting of Stockholders
June 13, 2019 1:00 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Ilan Ganot, Jennifer Ziolkowski and Lynette Herscha, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all of the shares of common stock of SOLID BIOSCIENCES INC. (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1:00 PM Eastern Time on June 13, 2019, at the offices of the Company, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000420180_2 R1.0.1.18